Exhibit 99.1

***FOR IMMEDIATE RELEASE***

FOR: ZIONS BANCORPORATION One South Main Street Salt Lake City, Utah Harris H. Simmons Chairman/Chief Executive Officer	Contact: James Abbott Tel: (801) 844-7637

Zions Bancorporation Announces Pricing of $525 Million Common Stock Offering

SALT LAKE CITY, July 28, 2014 – Zions Bancorporation (“Zions”) announced today that it has priced its public offering of $525 million of its common stock. The public offering price of each share of common stock is equal to $29.80. Net of commissions and fees, the proceeds to the Company are expected to be approximately $514.0 million.

Zions intends to use the net proceeds of this offering for general corporate purposes. Zions expects to close the sale of shares of common stock on July 31, 2014.

Zions has granted the underwriters a 30-day option to purchase up to an additional 15% of the amount of common stock offered.

Deutsche Bank Securities and Goldman, Sachs & Co. are serving as joint book-running managers for the offering.

Zions is one of the nation’s premier financial services companies, consisting of a collection of great banks in select Western U.S. markets. Zions operates its banking businesses under local management teams and community identities in 11 Western and Southwestern states: Arizona, California, Colorado, Idaho, Nevada, New Mexico, Oregon, Texas, Utah, Washington and Wyoming.

The shares will be issued pursuant to Zions’ Registration Statement on Form S-3 (No. 333-195408) previously filed by Zions with the Securities and Exchange Commission (the “Commission”). The Registration Statement is effective. Copies of the applicable prospectus supplement and accompanying prospectus relating to the offering may be obtained when available by contacting Deutsche Bank Securities Inc., Attention: Prospectus Group, 60 Wall Street, New York, NY 10005, telephone: +1 (800) 503-4611, or by emailing: prospectus.CPDG@db.com, Goldman, Sachs & Co., Prospectus Department, 200 West Street, New York, New York 10282, telephone toll-free: 1-866-471-2526, facsimile: 212-902-9316 or by email: prospectus-ny@ny.email.gs.com or by telephone: 1-888-268-3937 or by visiting EDGAR on the Commission’s website at www.sec.gov.

ZIONS BANCORPORATION

Press Release – Page 2

July 28, 2014

This press release is for informational purposes only and does not constitute an offer to sell or the solicitation of an offer to buy common stock of Zions or any other securities and shall not constitute an offer, solicitation or sale of any securities in any jurisdiction in which such offer, solicitation or sale would be unlawful.

This press release contains statements that relate to the projected or modeled performance or condition of Zions, including statements with respect to the use of the net proceeds of the offering. These statements constitute forward-looking information within the meaning of the Private Securities Litigation Reform Act. Actual facts may differ materially from the statements provided in this press release since such statements involve significant known and unknown risks and uncertainties. Factors that might cause such differences include, but are not limited to: economic, market and business conditions, either nationally, internationally, or locally in areas in which Zions conducts its operations, being less favorable than expected; changes in the interest rate environment reducing expected interest margins; changes in debt, equity and securities markets; adverse legislation or regulatory changes and/or determinations; and other factors described in Zions’ most recent annual and quarterly reports. In addition, the statements contained in this press release are based on facts and circumstances as understood by management of the company on the date of this press release, which may change in the future. Except as required by law, Zions disclaims any obligation to update any statements or to publicly announce the result of any revisions to any of the forward-looking statements included herein to reflect future events, developments, determinations or understandings.

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